              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2003, except for certain information contained in Notes 3 and 20 as to which the date is April 4, 2003, relating to the consolidated financial statements which appears in the 2002 Annual Report to Shareholders of Gerdau AmeriSteel Coporation, which is incorporated by reference in Gerdau AmeriSteel Corporation's Annual Report on Form 40-F for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP

Tampa, Florida
October 23, 2003